STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP
AND MERGER

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING

MIDDLEBROOK PHARMACEUTICALS, INC.

INTO

ADVANCIS PHARMACEUTICAL CORPORATION

Pursuant to Section 253 of the
Delaware General Corporation Law

ADVANCIS PHARMACEUTICAL CORPORATION, a corporation

organized and existing under the laws of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

FIRST: That the Corporation was organized pursuant to the provisions of the General Corporation Law of the State of Delaware, on the December 16, 1999.

SECOND: That the Corporation owns all of the outstanding shares of the capital stock of MiddleBrook Pharmaceuticals, Inc., a corporation organized pursuant to the provisions of the General Corporation Law to the State of Delaware, on May 3, 2007 (the "Subsidiary").

THIRD: That the Corporation, by the following resolutions of its Board of Directors duly adopted by the members thereof on May 3, 2007, determined to merge the Subsidiary into the Corporation, effective on Thursday, June 28, 2007 at 12:01 a.m., and did adopt the following resolutions:

RESOLVED, that the Subsidiary be merged with and into the Corporation (the "Merger"), and that the Corporation be the surviving corporation of the Merger;

FURTHER RESOLVED, that the Merger shall become effective on Thursday, June 28, 2007 at 12:01 a.m., pursuant to Section 253 of the General Corporation Law of the State of Delaware and the filing of a Certificate of Ownership and Merger (the "Certificate of Merger") with the Secretary of the State of Delaware;

FURTHER RESOLVED, that upon the effectiveness of the Merger, (i) the Corporation shall assume all of the liabilities and obligations of the Subsidiary, (ii) the name of the Corporation shall be changed from "Advancis Pharmaceutical Corporation" to "MiddleBrook Pharmaceuticals, Inc." and (iii) Article I of the Certificate of Incorporation of the Corporation shall be amended and restated to read as follows:

The name of this corporation is MiddleBrook Pharmaceuticals, Inc.

FOURTH: That the surviving corporation (the "Surviving Corporation") shall be Advancis Pharmaceutical Corporation.

FIFTH: That from and after the effective time of the Merger, the Certificate of Incorporation, as amended, of Advancis Pharmaceutical Corporation shall be the Certificate of Incorporation of the Surviving Corporation and Article I of the Certificate of Incorporation shall be amended and restated to read as follows:

The name of this corporation is MiddleBrook Pharmaceuticals, Inc.

SIXTH: That the Merger shall become effective on Thursday, June 28, 2007 at 12:01 a.m.

IN WITNESS WHEREOF, Advancis Pharmaceutical Corporation has caused this Certificate of Ownership and Merger to be signed by an authorized officer this 20th day of JUNE, 2007

By: R. C. Low
Authorized Officer

Name: ROBERT C. LOW

Title: VICE PRESIDENT + CFO